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                                                                   EXHIBIT 10.52


        AMENDMENT, dated as of February 1, 1998, between Ticketmaster Ticketing Co., Inc. (the "Company"), and Ann Mooney ("Executive").

                              W I T N E S S E T H:

        WHEREAS, Ticketmaster Group, Inc. ("Group") and Executive are parties to that certain Employment Agreement, dated as of February 1, 1994 (the "Agreement"), relative to Executive's employment by the Company; and

        WHEREAS, Group assigned the Agreement to Company, an affiliate of Group, pursuant to Section 11(g) of the Agreement and the Company and Executive have agreed to make certain amendments to the Agreement;

        NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto agree as follows:

        1. DEFINITIONS. Terms defined in the Agreement shall have the same meaning when used in this Amendment, unless the context requires otherwise.

        2. EXTENSION OF THE TERM. The term of the Agreement is hereby extended for a period of three (3) additional years, commencing on February 1, 1999 and ending on January 31, 2002 (the "Extension Period"), subject to early termination as provided in the Agreement.

        3. BASE SALARY AMOUNT DURING EXTENSION. The Base Salary Amount during each of the first, second and third Contract Years of the Extension Period shall be $175,000, $182,500 and $190,000 per annum, respectively.

        4. ANNUAL PERFORMANCE BONUSES. The $30,000 minimum bonus set forth in the last sentence of Section 6(b) of the Agreement shall be increased to $35,000 for each Contract Year of the Extension Period.

        5. POSITION AND DUTIES. As of the date hereof, Executive's position and duties shall be changed from Vice President-Administration to Executive Vice President/Office of the President of the Company and General Manager of Northern California Operations for Ticketmaster-California. Such change shall be made in all relevant places where Executive's title and position are stated in the Agreement.

        6. CONTINUED EFFECTIVENESS OF AGREEMENT. Except as expressly set forth herein, the Agreement shall continue in full force and effect in accordance with its terms and provisions thereof; provided, however, Section 3 and Subsection 6(g) of the Agreement are hereby deleted in their entirety.

        IN WITNESS WHEREOF, the Company and Executive have executed this Agreement effective as of the date and year first written above.

                                        By: Ticketmaster Ticketing Co., Inc.,
                                            a Delaware corporation

                                            By:
                                              ----------------------------------
                                            Title:
                                                 -------------------------------


                                            ------------------------------------
                                            Ann Mooney, an individual